Exhibit 107

Calculation of Filing Fee Tables

Form 424(b)(5)

(Form Type)

Banco Bilbao Vizcaya Argentaria, S.A.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities of Banco Bilbao Vizcaya Argentaria, S.A.

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	5.862% Senior Non-Preferred Fixed-to-Fixed Rate Notes due 2026	457(r)	$1,000,000,000	100.000%	$1,000,000,000	$92.70 per $1,000,000 (2)	$92,700

	Debt	6.138% Senior Non-Preferred Fixed-to-Fixed Rate Notes due 2028	457(r)	$750,000,000	100.000%	$750,000,000	$92.70 per $1,000,000 (2)	$69,525

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					$1,750,000,000		$162,225

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							$162,225

(1)	Calculated in accordance with Rule 457(r) under the U.S. Securities Act of 1933, as amended (the “Securities Act”).
(2)	Determined in accordance with Section 6(b) of the Securities Act.